Exhibit 99.1
FOR IMMEDIATE RELEASE
ADVANCED DISPOSAL ANNOUNCES FIRST QUARTER RESULTS
Resilient first quarter results with revenue growth of 0.7% and continued strong cash flow generation

PONTE VEDRA, Fla. (May 7, 2020) – Advanced Disposal Services, Inc. (NYSE: ADSW), (d/b/a Advanced Disposal) announced today revenue of $386.7 million for the three months ended March 31, 2020 versus $384.0 million in the same period of the prior year. Net loss during the first quarter 2020 was ($6.3) million or ($0.07) per diluted share and adjusted net income, which excludes certain gains and expenses, was $4.1 million, or $0.04 per diluted share.

"While all companies are navigating through unprecedented times, we are approaching the COVID-19 pandemic by living our Service First, Safety Always culture," said Richard Burke, CEO. "We provide an essential service to our customers, and we could not be more proud and thankful of the work our entire team is doing to safely service our customers and communities during this public health emergency. Our business model is recession resistant, and we are reallocating resources across business lines to safely meet customer needs. Financially, we will remain focused on strong cash flow generation."

COVID-19 Response
We are experiencing volume declines in all of our lines of business except residential due to deteriorating macroeconomic conditions and stay-at-home orders resulting from the COVID-19 pandemic. Advanced Disposal is taking a number of steps to respond to this challenge including the following:

•	Reducing or eliminating face-to-face interactions with our employees

•	Executing on enhanced protocols to keep vehicles, common areas, and offices extra clean

•	Procuring additional personal protective equipment including masks, gloves, hand sanitizer, and cleaning solutions

•	Reallocating resources, reducing overtime, and parking surplus equipment to reduce operating costs

•	Rerouting where needed to maximize productivity and meet customer needs

•	Flexing capital spending while still meeting business needs

•	Significantly reducing travel and discretionary spending

•	Maintaining higher target cash balances and as of March 31, 2020 able to access $227.7 million of additional liquidity from our revolving credit facility supported by a diverse group of lenders

First Quarter Financial Highlights

•	Revenue of $386.7 million represented a 0.7% increase

•	Achieved total organic growth of 0.7%, which included average yield of 3.6% and volume declines of (2.9%)

•	Year-over-year growth from acquisitions was 0.5%

•	Net loss was ($6.3) million or ($0.07) per diluted share

•
Achieved adjusted EBITDA of $91.0 million despite $2.1 million of costs from COVID-19. These costs are in addition to the EBITDA impact from volume declines related to COVID-19. Additionally, we experienced a $4.2 million year-over-year headwind related to declining recycling prices and higher recycling processing costs

•	Adjusted net income improved $2.5 million to $4.1 million

•	Cash provided by operating activities was $64.7 million

•	Adjusted free cash flow was $32.0 million and was impacted by the timing of previously committed capital spending

Investor Communications
On April 14, 2019, Advanced Disposal entered into a merger agreement with Waste Management, Inc. ("Waste Management") whereby an indirect subsidiary of Waste Management will acquire all outstanding shares of Advanced Disposal for $33.15 per share in cash. In light of the pending transaction, we elected to cease conducting quarterly earnings conference calls until transaction closing, although we will continue to provide a quarterly earnings release. We also elected to enter into an extended quiet period related to investor communications and are no longer providing forward-looking guidance until the transaction is closed.

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2019, appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission and our unaudited condensed consolidated financial statements and notes thereto as of and for the three months ended March 31, 2020, appearing in our Form 10-Q, to be filed with the Securities and Exchange Commission.

The calculation of free cash flow and adjusted free cash flow, as well as details of charges and other expenses that are excluded from EBITDA and net (loss) income in arriving at adjusted EBITDA and adjusted net income, are contained in the “Reconciliation of Certain Non-GAAP Measures” section of this press release.

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION AND OPERATING
DATA
Advanced Disposal Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Service revenues	$386.7	$384.0
Operating costs and expenses
Operating (exclusive of items shown separately below)	257.3	249.6
Selling, general and administrative	51.0	49.7
Depreciation and amortization	64.6	65.9
Acquisition and development costs	—	0.7
Loss on disposal of assets and asset impairments	0.1	0.2
Total operating costs and expenses	373.0	366.1
Operating income	13.7	17.9
Other (expense) income
Interest expense	(22.6)	(26.0)
Other income, net	0.6	0.7
Total other expense	(22.0)	(25.3)
Loss before income taxes	(8.3)	(7.4)
Income tax benefit	(2.0)	(1.4)
Net loss	$(6.3)	$(6.0)

Net loss attributable to common stockholders per share
Basic loss per share	$(0.07)	$(0.07)
Diluted loss per share	$(0.07)	$(0.07)
Basic average shares outstanding	90,059,917	88,721,612
Diluted average shares outstanding	90,059,917	88,721,612

Advanced Disposal Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share data)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$31.0	$12.5
Accounts receivable, net of allowance for doubtful accounts of $5.0 and $4.5, respectively	192.8	208.3
Prepaid expenses and other current assets	43.0	44.0
Total current assets	266.8	264.8
Other assets	52.3	53.3
Property and equipment, net of accumulated depreciation of $1,771.6 and $1,720.7, respectively	1,753.2	1,767.6
Goodwill	1,224.8	1,224.8
Other intangible assets, net of accumulated amortization of $325.8 and $318.1, respectively	225.2	233.0
Total assets	$3,522.3	$3,543.5
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$101.3	$120.7
Accrued expenses	123.9	124.5
Deferred revenue	67.7	71.3
Current maturities of accrued landfill retirement obligations	16.6	28.0
Current maturities of long-term debt	87.4	76.1
Total current liabilities	396.9	420.6
Other long-term liabilities	81.1	82.7
Long-term debt, less current maturities	1,779.8	1,792.1
Accrued landfill retirement obligations, less current maturities	253.1	236.2
Deferred income taxes	87.4	88.5
Total liabilities	2,598.3	2,620.1
Equity
Common stock: $.01 par value, 1,000,000,000 shares authorized, 90,277,701 and 89,836,069 issued including shares held in treasury, respectively	0.9	0.9
Treasury stock at cost, 178,540 and 132,930 shares, respectively	(5.6)	(4.1)
Additional paid-in capital	1,535.7	1,527.7
Accumulated deficit	(604.4)	(598.1)
Accumulated other comprehensive loss	(2.6)	(3.0)
Total stockholders’ equity	924.0	923.4
Total liabilities and stockholders’ equity	$3,522.3	$3,543.5

Advanced Disposal Services, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(6.3)	$(6.0)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	64.6	65.9
Change in fair value of derivative instruments	—	2.5
Amortization of debt issuance costs and original issue discount	1.5	1.3
Accretion on landfill retirement obligations	4.5	4.4
Other accretion and amortization	1.8	1.5
Provision for doubtful accounts	2.2	1.1
Loss on disposition of property and equipment	0.1	0.2
Stock based compensation	1.6	4.1
Deferred tax benefit	(1.3)	(1.6)
Earnings in equity investee	(0.5)	(0.8)
Changes in operating assets and liabilities, net of businesses acquired
Decrease in accounts receivable	13.4	5.9
Decrease (increase) in prepaid expenses and other current assets	1.1	(0.1)
Decrease in other assets	0.6	1.9
(Decrease) increase in accounts payable	(7.1)	2.9
Decrease in accrued expenses	(2.1)	(1.0)
Decrease in deferred revenue	(3.6)	(1.2)
Decrease in other long-term liabilities	(2.1)	(4.8)
Capping, closure and post-closure obligations	(3.7)	(3.7)
Net cash provided by operating activities	64.7	72.5
Cash flows from investing activities
Purchases of property and equipment and construction and development	(47.1)	(32.5)
Proceeds from sale of property and equipment and insurance recoveries	0.3	1.0
Acquisition of businesses, net of cash acquired	—	(26.1)
Net cash used in investing activities	(46.8)	(57.6)
Cash flows from financing activities
Proceeds from borrowings on debt instruments	65.0	58.0
Repayment on debt instruments, including finance leases	(70.8)	(74.0)
Proceeds from stock option exercises net of stock repurchases	6.4	1.9
Net cash provided by (used in) financing activities	0.6	(14.1)
Net increase in cash and cash equivalents	18.5	0.8
Cash and cash equivalents, beginning of period	12.5	6.8
Cash and cash equivalents, end of period	$31.0	$7.6

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2019, appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission and our unaudited condensed consolidated financial statements and notes thereto as of and for the three months ended March 31, 2020, appearing in our Form 10-Q, to be filed with the Securities and Exchange Commission. The information presented is considered unaudited.

REVENUE

The following table reflects our revenue by line of business for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2020		2019
Collection	$268.4	69.4%	$268.1	69.8%
Disposal	123.2	31.9%	127.0	33.1%
Sale of recyclables	2.8	0.7%	3.5	0.9%
Fuel and environmental charges	27.5	7.1%	28.9	7.5%
Other revenue	35.8	9.3%	27.8	7.2%
Intercompany eliminations	(71.0)	(18.4)%	(71.3)	(18.5)%
Total service revenues	$386.7	100.0%	$384.0	100.0%

The table set forth below reflects changes in revenue, as compared to the prior year:

	Three Months Ended March 31,
	2020	2019
Average yield	3.6%	4.1%
Recycling	(0.2)%	(0.2)%
Fuel surcharge revenue	(0.3)%	0.3%
Total yield	3.1%	4.2%
Organic volume	(2.9)%	(0.3)%
Acquisitions	0.5%	1.4%
Total revenue change	0.7%	5.3%

OPERATING EXPENSES

The following table summarizes our operating expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2020		2019
Operating	$252.8	65.4%	$245.2	63.9%
Accretion of landfill retirement obligations	4.5	1.1%	4.4	1.1%
Operating expenses	$257.3	66.5%	$249.6	65.0%

The following table summarizes the major components of our operating expenses, excluding accretion expense on landfill retirement obligations for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2020		2019
Labor and related benefits	$90.1	23.3%	$85.7	22.3%
Transfer and disposal costs	52.4	13.6%	50.2	13.1%
Maintenance and repairs	40.5	10.5%	39.8	10.4%
Fuel	16.5	4.3%	18.9	4.9%
Franchise and host fees	8.8	2.3%	9.3	2.4%
Risk management	10.3	2.7%	9.4	2.4%
Other	34.2	8.7%	31.9	8.4%
Total operating expenses, excluding accretion expense	$252.8	65.4%	$245.2	63.9%

SELLING, GENERAL AND ADMINISTRATIVE

The following table summarizes our selling, general and administrative expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2020		2019
Salaries	$30.7	7.9%	$31.8	8.3%
Legal and professional	5.0	1.3%	4.2	1.1%
Other	15.3	4.0%	13.7	3.5%
Total selling, general and administrative expenses	$51.0	13.2%	$49.7	12.9%

ADDITIONAL STATISTICS

The following table reflects cash interest and cash taxes for the periods presented (in millions):

	Three Months Ended March 31,
	2020	2019
Cash paid for interest	$15.1	$18.3
Cash paid for taxes (net of refunds)	$0.1	$1.1

Internalization for the three months ended March 31, 2020: 62%

Days Sales Outstanding for the three months ended March 31, 2020: 45 (29 net of deferred revenue)

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, adjusted net income, and adjusted earnings per share are not defined terms under U.S. generally accepted accounting principles (“non-GAAP measures”). Non-GAAP measures should not be considered in isolation or as a substitute for net income, income per diluted share or cash flow data prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.
We define EBITDA as net (loss) income from continuing operations adjusted for interest, taxes, depreciation and amortization and accretion. We define adjusted EBITDA as EBITDA adjusted to exclude non-cash and non-recurring items as well as other adjustments permitted in calculating covenant compliance under the agreements governing our outstanding debt securities and credit facilities. We believe adjusted EBITDA is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of financing, income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of our performance on an ongoing basis. Management uses adjusted EBITDA to measure the performance of our core operations at the consolidated, segment and business unit levels and as a metric for a significant portion of our management incentive plans.
We define free cash flow as net cash provided by operating activities less capital expenditures (purchases of property and equipment, excluding expenditures for significant new municipal contracts and significant purchases of land for future landfill airspace), net of proceeds from the sale of property and equipment. We define adjusted free cash flow as free cash flow excluding restructuring payments, capital markets costs, and non-recurring items. Management uses adjusted free cash flow to evaluate the Company’s ability to generate cash to fund its activities on an ongoing basis, and we believe adjusted free cash flow is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of restructuring payments, capital market costs, and other non-recurring items, which are not indicative of our ability to generate cash on an ongoing basis.
We define adjusted net income and adjusted earnings per share as net (loss) income from continuing operations and diluted earnings per share adjusted to exclude non-cash and non-recurring items. We believe adjusted net income and adjusted earnings per share provide an understanding of operational activities before the financial impact of certain items. We believe that these measures are useful in evaluating our operations as these measures are adjusted for items that affect comparability between periods.
In fiscal 2016, we entered into interest rate caps as economic hedges of a rise in interest rates for fiscal 2017, fiscal 2018 and the nine months ended September 30, 2019. We believe that excluding realized and unrealized gains and losses from interest rate derivatives from our adjusted EBITDA provides useful additional information in evaluating ongoing financial performance of the business as these derivatives represent a risk management tool to reduce our exposure to rising interest rates and are viewed by management as a financing cost similar to interest expense. We also purchased additional interest rate caps in fiscal 2017 to hedge the risk of rising interest rates from October 1, 2019 to September 30, 2021. These interest rate caps qualify for hedge accounting and realized gains and losses will flow through interest expense, which is excluded from adjusted EBITDA.

ADJUSTED EBITDA

The following table calculates adjusted earnings before interest, taxes, depreciation, amortization and accretion adjusted for certain other costs (in millions except percentages):

	Three Months Ended March 31,
	2020	2019
Net loss	$(6.3)	$(6.0)
Income tax benefit	(2.0)	(1.4)
Interest expense	22.6	26.0
Depreciation and amortization	64.6	65.9
Accretion on landfill retirement obligations	4.5	4.4
Accretion on loss contracts and other long-term liabilities	0.1	0.1
EBITDA	83.5	89.0
EBITDA adjustments:
Acquisition and development costs	—	0.7
Stock based compensation	1.6	4.1
Earnings in equity investee, net	0.3	(0.6)
Restructuring charges	—	0.6
Loss on disposal of assets and asset impairments	0.1	0.2
Unrealized loss on derivatives	—	2.5
Realized gain on derivatives	—	(2.0)
Capital market cost	—	0.5
Merger related expenses	3.1	—
Merger retention bonus	2.3	—
Other	0.1	—
Adjusted EBITDA	$91.0	$95.0

Revenue	$386.7	$384.0
Adjusted EBITDA margin	23.5%	24.7%

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

The following table calculates free cash flow and adjusted free cash flow (in millions):

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$64.7	$72.5
Purchases of property and equipment and landfill construction and development	(47.1)	(32.5)
Proceeds from sale of property and equipment and insurance recoveries	0.3	1.0
Free cash flow	17.9	41.0
Assumptions of long-term care and closure reserve	1.5	1.2
Restructuring payments	—	0.7
Greentree costs, net of insurance recoveries	—	0.5
Landfill remediation expenses	1.8	2.5
Merger related expenses	2.1	—
Merger retention bonus	8.5	—
Other	0.2	—
Adjusted free cash flow	$32.0	$45.9
Realized gain on derivatives	—	(2.0)
Adjusted free cash flow excluding realized gain on derivatives	$32.0	$43.9

ADJUSTED NET INCOME

The following table calculates adjusted net income (in millions except share and per share data):

	Three Months Ended March 31,
	2020	2019
Net loss	$(6.3)	$(6.0)
Amortization of intangibles	7.7	7.7
Acquisition and development costs	—	0.7
Restructuring charges	—	0.6
Loss on disposal of assets and asset impairments	0.1	0.2
Unrealized loss on derivatives	—	2.5
Realized gain on derivatives	—	(2.0)
Capital market cost	—	0.5
Merger related expenses	3.1	—
Merger retention bonus	2.3	—
Other	0.1	—
Tax effect	(2.9)	(2.6)
Adjusted net income	$4.1	$1.6

Diluted earnings per common share:
Adjusted average shares outstanding	91,423,617	89,927,568
Adjusted earnings per common share	$0.04	$0.02

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended and are subject to safe harbor created by those sections. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, which could cause actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties and factors include those set forth under the heading Risk Factors in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Examples of these risks, uncertainties and other factors include, but are not limited to:

•	significant public health crises, epidemics or pandemics, including the novel strain of coronavirus (“COVID-19”), may adversely affect our business, results of operations and financial condition;

•	our ability to achieve future profitability will depend on us executing our strategy and controlling costs;

•	future results may be impacted by the expiration of net operating losses (NOLs);

•	our tax position may be affected by recent changes in U.S. tax law;

•	operating in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

•	our results are vulnerable to economic conditions;

•	we may lose contracts through competitive bidding, early termination or governmental action;

•	some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

•
our financial and operating performance may be affected by the inability, in some instances, to renew or expand existing landfill permits or acquire new landfills. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

•	we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

•	our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

•	our cash flow may not be sufficient to finance our high level of capital expenditures;

•	our acquisitions, including our ability to integrate acquired businesses, or that acquired businesses may have unexpected risks or liabilities;

•	the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

•	adverse and destructive weather conditions that could result in higher fuel costs, higher labor costs, reduced municipal contract productivity and higher disposal costs;

•
we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

•	fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

•	fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

•	increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

•	efforts by labor unions could divert management attention and adversely affect operating results;

•	we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

•	we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

•	a cybersecurity incident could negatively impact our business and our relationships with customers;

•	operational and safety risks, including the risk of personal injury to employees and others;

•
we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

•	our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

•	future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

•
fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

•	risks associated with our substantial indebtedness and working capital deficit;

•	risks associated with our ability to implement our growth strategy as and when planned; and

•	the other risks described in the "Risk Factors" section of our 2019 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
In addition, actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the pending acquisition of Advanced Disposal, including, without limitation (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (c) other conditions to the consummation of the merger under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on Advanced Disposal or its business, including the risks that (a) Advanced Disposal’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Advanced Disposal to pay Waste Management a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Advanced Disposal and its business, including the risks that as a result (a) Advanced Disposal’s business, operating results or stock price may suffer, (b) Advanced Disposal’s current plans and operations may be disrupted, (c) Advanced Disposal’s ability to retain or recruit key employees may be adversely affected, (d) Advanced Disposal’s business relationships (including, customers and suppliers) may be adversely affected, or (e) Advanced Disposal’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Advanced Disposal’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Advanced Disposal and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; and (7) other economic, business, competitive, legal, regulatory, and/or tax factors.
The above examples are not exhaustive and new risks may emerge from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based.

About Advanced Disposal
Advanced Disposal (NYSE: ADSW) brings fresh ideas and solutions to the business of a clean environment. We provide integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial and construction customers across 16 states and the Bahamas. Our team is dedicated to finding effective, sustainable solutions to preserve the environment for future generations. We welcome you to learn more at AdvancedDisposal.com or follow us on Facebook.

Contact:
Matthew Nelson
Advanced Disposal
(904) 737-7900, Matthew.Nelson@AdvancedDisposal.com